Annmarie T. Hagan
CIGNA Corporation
Two Liberty Place
1601 Chestnut Street
Philadelphia, PA  19192



Securities & Exchange Commission
Attention: Ownership Reports
450 Fifth Street, N.W.
Washington, DC  20549


To Whom It May Concern:

	KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, an executive officer of CIGNA Corporation, a Delaware corporation ("CIGNA"), hereby makes, designates, constitutes and appoints Carol Ann Petren, Nicole S. Jones, Lindsay
K. Blackwood and DanThu Thi Phan, and each of them (with full power to act without the other), as the undersigned's true and lawful attorneys-in-fact and agents, with full power and authority to act in any and all capacities for and in the name, place and stead of the undersigned  in connection with the filing of Forms 3, 4, 5, and 144 and all amendments thereto with the Securities and
Exchange Commission pursuant to the Securities Act of 1933, as amended.

  	Such attorneys-in-fact and agents, or any of them, are also hereby granted full power and authority, on behalf of and in the name, place and stead of the undersigned, to execute and deliver all such amendments, qualifications and notifications, and Forms 3, 4, 5, and 144, to execute and deliver any and all such other documents, and to take further action as they, or any of them, deem appropriate. The powers and authorities granted herein to such attorneys-in-fact and agents, and each of them, also include the full right, power and authority to effect necessary or appropriate substitutions or revocations. The undersigned hereby ratifies, confirms, and adopts, as her own act and deed, all action lawfully taken by such attorneys-in-fact and agents, or any of them, or by their respective substitutes, pursuant to the powers and authorities herein granted. This Power of Attorney expires by its terms and shall be in force and effect until the undersigned is no longer required to file
  Forms 3, 4, 5, and 144 with respect to the undersigned's holdings of and transactions in securities issued by CIGNA, unless earlier revoked by the undersigned.

	IN WITNESS WHEREOF, the undersigned has executed this document as of the 16th day of November 2007.


Sincerely,



Annmarie T. Hagan